Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 73U2,74V1 and 74V2

The Diamond Hill Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A,where applicable
        72DD2-74U2  Class C, Class I and Class Y Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding (000's) at December 31, 2014:

			Total Income  Income	    Shares
			Distributions Distribution  Outstanding
			(000s)	      per share	    (000s)       NAV

Class A Shares
Small Cap Fund	    		-      -	    17,537	32.61
Small-Mid Cap Fund		98	0.0178 	    5,501	18.33
Mid Cap Fund                    11      0.0579      198         10.70
Large Cap Fund			9,908	0.1916	    52,045 	22.71
Select Fund			55	0.0546	    1,000	12.96
Long-Short Fund			-	-	    29,473	23.87
Research Opportunities Fund	5	0.0117	    422         22.52
Financial Long-Short Fund	-	-	    614		19.61
Strategic Income Fund    	1,704	0.4840	    2,859	10.94

Class C Shares
Small Cap Fund	    		-       -	    1,772	29.23
Small-Mid Cap Fund		-	-	    1,469 	17.21
Mid Cap Fund                    -       -           2           10.68
Large Cap Fund			257	0.0668	    3,848	21.77
Select Fund			-	-	    659		12.54
Long-Short Fund			-	-	    7,748	21.98
Research Opportunities Fund	-	-	    30		22.00
Financial Long-Short Fund	-	-	    122		18.26
Strategic Income Fund    	940	0.4040	    2,206	10.92

Class I Shares
Small Cap Fund	    		1,088   0.0547	    19,949	33.04
Small-Mid Cap Fund		861	0.0613	    14,336      18.47
Mid Cap Fund                    18      0.0717      256         10.72
Large Cap Fund			16,863	0.2400	    70,379	22.83
Select Fund			166	0.0675	    2,471	12.95
Long-Short Fund			-	-	    116,351     24.22
Research Opportunities Fund	137	0.0625	    2,208	22.61
Financial Long-Short Fund	43	0.0548	    782         19.57
Strategic Income Fund    	6,307	0.5150	    13,630 	10.91

Class Y Shares
Small Cap Fund	    		466     0.0978	    4,771	33.05
Small-Mid Cap Fund		1,324	0.0853	    16,272	18.49
Mid Cap Fund                    77      0.0725      1,064       10.73
Large Cap Fund			4,953	0.2737	    16,365      22.84
Select Fund			67	0.1002	    675		12.96
Long-Short Fund			-	-	    11,569	24.25
Research Opportunities Fund	71	0.0933	    765		22.64
Financial Long-Short Fund	-	-	    -		-
Strategic Income Fund    	685	0.5320	    1,451	10.91